UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2024

WK Kellogg Co

(Exact name of registrant as specified in its charter)

Delaware	1-41755	92-1243173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kellogg Square

Battle Creek, Michigan 49016-3599

(Address of principal executive offices, including zip code)

(269) 401-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value per share	KLG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Annual Incentive Plan. On February 8, 2024, the Board of Directors (the “Board”) of WK Kellogg Co (the “Company”) adopted the WK Kellogg Co Annual Incentive Plan (“AIP”) under which certain employees of the Company, including executive officers, are eligible to receive annual incentive compensation awards payable in cash based on the achievement of certain business performance targets and/or individual performance criteria approved by the Compensation and Talent Management Committee of the Board (the “Compensation Committee”) on an annual basis. The foregoing description of the AIP is not intended to be complete and is qualified in its entirety by the full text of the AIP, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Revised Restricted Share Unit Terms and Conditions. On February 7, 2024, the Compensation Committee approved revised terms and conditions (the “RSU Terms”) which will apply to annual restricted share unit awards granted to the Company’s executive officers under the WK Kellogg Co 2023 Long-Term Incentive Plan (the “LTIP”). The revised RSU Terms, among other things, modify the retirement vesting treatment applicable to such awards and provide that any awards granted within one year of the holder’s retirement (as defined therein) will be automatically forfeited and any such awards granted to the holder prior to that time will continue to vest in full, with no change in vesting schedule, notwithstanding the holder’s retirement. Prior to this, the terms and conditions provided that, in the case of a qualifying retirement, the award would vest on a pro rata basis based on the number of days the holder provided services to the Company during the vesting period. The foregoing description of the revised RSU Terms does not purport to be complete and is qualified in its entirety by the form of RSU Terms, which is attached to this report as Exhibit 10.2 and is incorporated herein by reference.

Performance Stock Unit Terms and Conditions. On February 7, 2024, the Compensation Committee approved terms and conditions (the “PSU Terms”) which will apply to annual performance stock unit awards (“PSUs”) granted to the Company’s executive officers under the LTIP. A copy of the form of PSU Terms is attached to this report as Exhibit 10.3 and is incorporated herein by reference.

Executive Severance Benefit Plan. On February 8, 2024, the Board approved the WK Kellogg Co Executive Severance Benefit Plan (the “Severance Plan”), effective as of February 8, 2024. The Severance Plan provides for severance benefits to certain senior employees of the Company, including executive officers (each, an “executive”), who are terminated by the Company under certain circumstances, subject to their execution of a general release and compliance with certain restrictive covenants. If an eligible executive’s employment with the Company terminates for a reason other than as a result of the executive being terminated by the Company for “cause” (as defined in the Severance Plan) or any other reason listed in the Severance Plan as not entitling the executive to receive severance benefits, and assuming the executive meets all of the conditions for severance benefits under the Severance Plan, the executive shall be entitled to receive cash compensation equal to one and a half times (or two times in the case of the Company’s chief executive officer) annual base salary plus target annual bonus, in each case payable in installments over the applicable severance period (which is two years for the Company’s chief executive officer and eighteen months for the Company’s other executive officers) as well as the reimbursement of premiums for any elected healthcare continuation coverage under COBRA for the duration of the applicable severance period. The Severance Plan further provides that, notwithstanding the terms and conditions of the LTIP or applicable award agreement, any equity awards granted to the executive prior to such termination of employment will continue to vest during the applicable severance period, provided, however, that any PSUs shall be forfeited upon termination of employment (unless such PSUs are eligible for retirement vesting treatment pursuant to the terms and conditions of the respective PSU award). The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by the full text of the Severance Plan, which is attached to this report as Exhibit 10.4 and is incorporated herein by reference.

Change of Control Severance Policy. On February 8, 2024, the Board approved certain changes to the WK Kellogg Co Change of Control Severance Benefit Policy for Key Executives (the “Change of Control Policy”), effective as of February 8, 2024. The Change of Control Policy provides benefits to the Company’s executive officers in connection with a “change of control” in the event an executive is terminated without “cause” or the executive terminates employment for “good reason” (each as defined in the Change of Control Policy), in each case within two years following the change of control (or if the executive officer reasonably demonstrates that such qualifying termination has been initiated by a third party that has taken steps reasonably calculated to effect a change of control or otherwise has arisen in connection with or in anticipation of a change of control). The changes to the Change of Control Policy include, among other things: (i) increasing the “group multiple” used to calculate the lump sum cash severance payment pursuant to Section 4.2(a)(ii) thereof from two times to three times for the Company’s chief executive officer; (ii) providing the executive with an amount equal to the value of any Company contributions that would have been made on behalf of the executive under the Company’s 401(k) plan if he or she continued in employment for the duration of the applicable severance period (which is three years for the Company’s chief executive officer and two years for the Company’s other executive officers), contributed the maximum deferral of employee contributions under the plan and was fully vested; and (iii)

full acceleration of the vesting of any unvested RSUs and PSUs (at the target level of performance) in the event of death or disability during the applicable severance period. The foregoing description of the changes to the Change of Control Policy does not purport to be complete and is qualified in its entirety by the full text of the Change of Control Policy, as amended, a copy of which is attached to this report as Exhibit 10.5 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	WK Kellogg Co Annual Incentive Plan.

Exhibit 10.2	Form of Restricted Share Unit Terms and Conditions.

Exhibit 10.3	Form of Performance Stock Unit Terms and Conditions.

Exhibit 10.4	WK Kellogg Co Executive Severance Benefit Plan.

Exhibit 10.5	WK Kellogg Co Change of Control Severance Policy for Key Executives (as amended, effective as of February 8, 2024).

Exhibit 104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WK KELLOGG CO

Date: February 13, 2024	/s/ Norma Barnes-Euresti
	Name:	Norma Barnes-Euresti
	Title:	Chief Legal Officer and Secretary